Exhibit 10.17

This is a translation of the original text in Chinese

Loan Agreement

This LOAN AGREEMENT (this “Agreement”), dated May 10, 2011, is made in Shenzhen by and among:

(1)           Zou Shenglong, a resident of the People’s Republic of China (the “PRC”) with ID No. #### (the “Borrower”); and

(2)           Giganology (Shenzhen) Ltd., a wholly foreign owned enterprise established under laws of the PRC, with registered address at 11th Floor, Shuguang Plaza, South District of High-tech Park, Nanshan District, Shenzhen, Guangdong, PRC. (the “Lender”)

(Each of the Borrower and the Lender, the “Party”; Collectively, the “Parties”.)

WHEREAS

(A)          Shenzhen Xunlei Networking Technologies Co., Ltd. (“Shenzhen Xunlei”), a limited liability company established under laws of the PRC, with registered address at 7th and 8th Floors, 11th Building, Shenzhen Software Park, Ke Ji Zhong Er Road, Nanshan District, Shenzhen, Guangdong, the PRC.  It has a registered capital of RMB 10 million. The borrower is a current registered shareholder of Shenzhen Xunlei and holds 28% equity interest in Shenzhen Xunlei.

(B)          Shenzhen Xunlei will increase its registered share capital by RMB 20 million from RMB 10 million to RMB 30 million. The borrower will use the Loan (as defined hereinafter) under this Agreement to subscribe all the newly increased share capital of Shenzhen Xunlei.

(C)          For the purpose of defining the rights and obligations among the Parties, the Parties hereby agree as follows:

1.             DEFINITIONS

1.1          In this Agreement:

“Debt” means any amount outstanding under the Loan;

“Effective Date” means the date on which this Agreement is duly signed by the Parties;

“Loan” means the loan denominated in RMB extended to the Borrower from the Lender;

“PRC” means the People’s Republic of China, excluding Hong Kong, Macau Special Administrative Regions and Taiwan for purpose of this Agreement; and

“These Rights” have the meaning ascribed to it under Section 8.5.

1.2          In this Agreement, reference to:

“Section” means any section of this Agreement, unless otherwise required under its context;

“Taxes” include any taxes, charges, duties and similar levies (including without limitation any penalty or interest arising from failure to or delay in payment of such taxes); and

Each of the Borrower and the Lender will include its permitted successors and assignees for its own benefits.

1.3          Unless otherwise provided, reference to this Agreement or any other agreement or document will its amendment, modification, replacement or supplement from time to time.

1.4          Headings are inserted for convenience only.

1.5          Unless otherwise required under the context, singular forms include plural forms, and vice versa.

2.             AMOUNT AND INTEREST RATE OF THE LOAN

2.1          It is confirmed that the Lender will provide to the Borrower the Loan in an aggregate amount of RMB 20 million.

2.2          The Loan will have an interest rate of zero, which means no interest is be accruable and payable upon the Loan.

3.             REPAYMENT

3.1          The Loan will have a term of two years commencing from the date of this Agreement.  It is agreed that, unless otherwise instructed by the Lender, the Loan is automatically extendable for one year upon each of its expiration until the Loan is repaid in its entirety by the Borrower under this Agreement. During the term of this Agreement or any of its extension, the Lender may at its absolute discretion require repayment of any part or all of the Debt from the Borrower at any time.

3.2          Unless otherwise agreed by the Parties, the Loan will not be deemed in full repayment by the Borrower until and unless the Borrower transfers all of its shares in Shenzhen Xunlei to the Lender or any third party nominated by the Lender at the request of the Lender.

3.3          Without prior written consent from the Lender, the Borrower shall not make early repayment of the Loan by cash or in any other non-equity form after it draws down any amount of the Loan.

3.4          Without written consent of the Lender, the Borrower shall transfer its shares in Shenzhen Xunlei to any third party or make any other disposal of such shares, including without limitation the creation of any pledge thereupon.

4.             TAXES

The Lender will pay any and all Taxes relating to the Loan.

5.             CONFIDENTIALITY

5.1          The Borrower is obliged to keep in confidence (i) the execution, performance and the provisions of this Agreement, and (ii) any business secrets, proprietary information and customer information in connection with the Lender (collectively, the “Confidential Information”) to its knowledge or it receives as a result of the execution and performance of this Agreement, either before or after the termination of this Agreement.  The Borrower may not use the Confidential Information for any purpose other than performing any of its obligations under this Agreement.  Without prior written consent of the Lender, the Borrower may not disclose any Confidential Information to any third party and, if it fails to do so, will be held liable for breach of this Section 5.1 as well as any loss incurred by the Lender arising from such breach.

5.2          Upon termination of this Agreement, the Borrower will return, destroy or otherwise dispose any and all documents, materials and software incorporating the Confidential Information at the request of the Lender.

5.3          Notwithstanding anything to the contrary under this Agreement, the provisions under this Section 5 will survive termination or expiration of this Agreement.

6.             NOTICES

6.1          Any notices, requests, demands and other communications required under or in connection with this Agreement will be made in writing.

6.2          Any of such notices or communications will be deemed given to the addressee, if by facsimile or telex, when it is sent; if by hand, upon its delivery; if by mail, five days after it is deposited with the mail service provider.

7.             BREACH LIABILITY

7.1          The Borrower warrants that it will indemnify and hold harmless the Lender against any actions, expenses, claims, costs, damages, demands, charges, liabilities, losses and proceedings arising from breach of any of obligations under this Agreement by the Borrower.

7.2          Notwithstanding anything to the contrary under this Agreement, the provisions under this Section 7 will survive termination or expiration of this Agreement.

8.             MISCELLANEOUS

8.1          This Agreement is made in Chinese in six original copies, with each Party holding one copy.

8.2          The execution, validity, performance, amendment, interpretation and termination of this Agreement will be govern by the PRC laws.

8.3          Any dispute arising from or in connection with this Agreement shall be resolved by the Parties through friendly negotiations and, if negations fail within 30 days upon occurrence of the dispute, shall be submitted to China International Trade and Economic Arbitration Commission South China Sub-commission for arbitration according to its then effective rules in Shenzhen. The arbitral award is final and binding upon the Parties.

8.4          Any rights, powers and remedies available to each of the Parties under any provision of this Agreement will not exclude any other rights, powers and remedies available to such Party under laws or any other provisions of this Agreement, and the exercise of any of its rights, powers and remedies by any Party will not prevent its exercise of any other rights, powers and remedies.

8.5          Failure or delay to exercise any of its rights, powers or remedies under this Agreement (“These Rights”) by either Party will not operate as its waiver of These Rights. Single or partial exercise of These Rights by any Party shall not prevent its exercise of These Rights by any other means or its exercise of any These Rights.

8.6          Headings in this Agreement are inserted for convenience only and will not operate as or affect interpretation of this Agreement.

8.7          Each provision under this Agreement is severable and independent from any other provisions hereunder.  If any one or more provisions under this Agreement is held invalid, illegal or unenforceable, it will not affect the validity, legality and enforceability of the remainder of this Agreement.

8.8          Any amendment or supplement to this Agreement will be null and void unless it is in written agreement duly signed by the Parties.

8.9          Without prior written consent from the Lender, the Borrower may not transfer any of its rights and obligations under this Agreement to any third party.  The Lender may transfer any of its rights and obligations under this Agreement to any third party nominated by it with a notice to the other Parties.

8.10        This Agreement will bind upon any permitted successor of any Party.

[Remainder left Blank]

(Signature page)

By:	/s/ Zou Shenglong

By:	/s/ Giganology (Shenzhen) Ltd.

(Affixed with common seal of the company)

Supplemental Agreement to the Loan Agreement

This supplemental agreement to the loan agreement (this “Supplemental Agreement”), dated March 1, 2012, is made in Shenzhen by and between:

1.                          Zou Shenglong, a citizen of the People’s Republic of China (the “PRC”) with ID No. #### (the “Borrower”); and

2.                          Giganology (Shenzhen) Ltd., a wholly foreign owned enterprise established under laws of the PRC, with registered address at Room 802, Building 11, Shenzhen Software Park, Central District of High-tech Park, Nanshan District, Shenzhen, Guangdong, PRC. (the “Lender”)

(Each of the Borrower and the Lender, the “Party”; Collectively, the “Parties”.)

WHEREAS:

(1)                     Shenzhen Xunlei Networking Technologies Co., Ltd. (“Shenzhen Xunlei”), a limited liability company established under laws of the PRC, with registered address at 7th and 8th Floor, Building 11, Shenzhen Software Park, Ke Ji Zhong Er Road, Nanshan District, Shenzhen, Guangdong, PRC. It has a registered capital of RMB 30 million. Zou Shenglong, Cheng Hao, Wang Fang, Shi Jianming and Guangzhou Shulian Information Investment Co., Ltd. are the current shareholders of Shenzhen Xunlei.

(2)                     The Parties have entered into a loan agreement on May 10, 2011 (the “Original Loan Agreement”);

(3)                     The Parties through friendly negotiation and based on the principle of equality and mutual benefit, agree to enter into this Supplemental Agreement to amend and supplement the Original Loan Agreement.

The Parties hereby agree:

1.                            To supplement Section 3 of the Original Agreement by adding the following provisions:

“3.5 Notwithstanding otherwise provided in this Agreement, the Lender is entitled to accelerate the loan under this Agreement and request the Borrower to repay the loan according to this Agreement by giving a written notice to the Borrower or its successor upon the occurrence of any of the following

(1)             the Borrower have lost or been limited with his civil capacity;

(2)             the Borrower is prosecuted or is under labor reeducation;

(3)             the Borrower receives a claim for compensation over RMB 100,000 from any third party and after notice by the Borrower to the Lender, the Lender reasonably believes that the Borrower may not be able to compensate;

(4)             the Borrower fails to comply with or preform any of his commitments or obligations under this Agreement (or any other agreements entered into between him and the Lender) and fails to remedy his breach within 30 business days.

Except for item (1) above, the Borrower shall repay the loan in accordance with the Lender’s request upon the date of deemed effective delivery of the Lender’s notice.

3.6  The Parties hereby agree, if the price of Shenzhen Xunlei’s shares transferred from the Borrower to the Lender and/or a third party designated by the Lender according to Article 3.2 of this Agreement is higher than the loan principal provided by the Lender to the Borrower, the Borrower shall refund the premium to the Lender as the interest of the loan and the cost for use of funds.”

2.                            To supplement Section 7 “EVENTS OF DEFAULT” of the Original Agreement by adding the following provisions:

“7.3  If the Borrower breaches any of his commitments or obligations under this Agreement or any other agreements entered into by the Borrower and the Lender, the Lender shall additionally charge interest (calculating based on the highest interest rate permissible under PRC laws) of the loan under this Agreement counting from the date the Borrower applies this loan towards the registered capital of Shenzhen Xunlei (the date of capital verification).”

3.                            Unless otherwise stated in this Supplemental Agreement, the terms applied in this Supplemental Agreement have the same meaning as given to them in the Original Loan Agreement.

4.                            This Supplemental Agreement becomes effective upon its execution by the Parties. This Supplemental Agreement is a supplement to the provisions in the Original Loan Agreement and shall have the same legal effect as the Original Loan Agreement. This Supplemental Agreement shall prevail should there be any conflict with the Original Loan Agreement.

5.                            This Supplemental Agreement is executed in Chinese in 2 counterparts with the same legal effect, each Party holding one countepart.

[Remainder of this page intentionally left blank]

[Signature page to the Supplemental Agreement to the Loan Agreement]

Zou Shenglong

By:	/s/ Zou Shenglong

Giganology (Shenzhen) Ltd.
(Seal)

By:	/s/ Zou Shenglong
Name:
Title:
[Affixed with company seal]